Exhibit 4.4

This document constitutes part
of a prospectus covering securities
that have been registered under
the Securities Act of 1933.
                                      Date of Grant:  July 1, 1996

                                      Number of Shares of Common Stock
                                      Subject to Option:  17,000

                                      Option Price:  $------- per share

                                      Expiration Date:   Specified in
                                                         Exhibit "A"


                       NONQUALIFIED STOCK OPTION AGREEMENT

            This Nonqualified Stock Option Agreement (the "Agreement") effective as of July 1, 1996, by and between Alamco, Inc., a Delaware corporation (the "Company"), and -------------- the "Optionee").

                               W I T N E S S E T H

            WHEREAS, the Company desires to increase the proprietary and vested interest of the non-employee directors of the Company through the grant to such directors of options to purchase shares of the Company's Common Stock, par value $0.10 per share ("Common Stock"), and by enabling such directors to participate in the long-term growth and financial success of the Company; and

            WHEREAS, the Company desires that each option granted be evidenced by a written agreement between the Company and the Optionee containing certain terms and conditions; and

            NOW, THEREFORE, it is agreed as follows:

            1. Number of Shares; Option Price. The Company grants to the Optionee as of the Date of Grant indicated above (the "Date of Grant") the right and option to purchase (the "Option") on the terms and conditions hereinafter set forth, all or any part of the number of shares of Common Stock specified on Exhibit "A" at a purchase price per share equal to the Option Price specified at the top of this page (the "Option Price"). The Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as in effect from time to time (the "Code").

            2. Subject to Terms of Plan. The Options granted hereunder are granted pursuant to the Alamco, Inc. 1996 Stock Option Plan for Non-Employee Directors (the "Plan"), and it is understood and agreed that, except as express-ly provided herein, the Option shall be subject to all the terms and conditions of the Plan in effect from time to time. In the event of any inconsistency between the terms of this Agreement and the Plan, the terms of this Agreement shall prevail.

            3.    Exercise of Option.

                  (a) Limitations on Exercise. The Option may be exercised in whole or in part at any time (or from time to time) on or after the date first exercisable as set forth on Exhibit "A" (the "Exercise Date") and prior to the Expiration Date set forth on Exhibit "A" (the "Expiration Date") provided, however, that, except as provided in paragraph 3(b) below and Section 7 of the Plan, the Option shall expire at the earlier of (i) 30 days after the Optionee ceases to be a director of the Company and (ii) the generally applicable Expira-tion Date of the Option.

                  (b) Exercise after Death. Upon the death of an Optionee while serving as a director, all Options, whether or not previously exercisable, shall be exercisable by the Optionee's heirs or legal representatives within one (1) year after the date of such death, but not after the Expiration Date, or they shall be forfeited.

                  (c) Method of Exercise. The Option shall be exercised by delivering to the Secretary of the Company, at the Company's office in Clarksburg, West Virginia, a signed written notice in a form acceptable to the Company which identifies the Option and specifies the number of shares with respect to which the Option is being exer-cised and by paying the full Option Price for such shares. The Option Price may be paid in cash or by cashier's or certified check. Notwithstanding the preceding, an Optionee may use shares of Common Stock which were acquired by the director more than six months prior to the Option Exercise Date. If this alternative medium of payment is chosen, the Common Stock surrendered by the Optionee in payment of the Option Price shall be deemed to be the equivalent of cash in the amount of that Common Stock's fair market value (determined as of the date of the exercise of the Options). The date of exercise shall be the date the Company receives both such written notice and payment. A form of notice of exercise satisfactory to the Company is set forth in Exhibit "B" hereto. The Optionee shall not have any of the rights and privileges of a stockholder until certificates for such shares are issued, which the Company shall do promptly.

                  (d) Fractional Shares. No fractional shares may be pur-chased at any time.

            4. Non-Transferability of the Option. The Option shall be transferable only by will or by the laws of descent and distribution and, during the Optionee's lifetime, shall be exercisable only by the Optionee.

            5. Compliance with Securities Laws. No shares of Common Stock may be purchased under the Option unless, prior to the purchase thereof, the Company shall have determined that the issuance and sale of such shares by the Company to the Optionee will not constitute a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities law. As a condition to any exercise of the Option, the Optionee shall, if requested by the Company, submit a written statement, in form satisfactory to the Company, to the effect that the shares then to be purchased upon exercise of the Option will be purchased for the Optionee's own account for investment and not with a view to the distribution thereof within the meaning of the Securities Act. The Company shall also have the right, in its discretion, to cause the certificates representing the shares then being purchased hereunder to be appropriately legended to refer to such undertaking or to any legal restrictions imposed upon the transferability thereof by reason of such undertaking.

            The Option is subject to the further condition that if the listing, registration or qualification of the Common Stock subject hereto on any stock exchange on which the Company's stock may be then listed or under any state or federal law, or if the consent or approval of any governmental regulatory body shall be necessary or desirable as a condition of, or in connection with, the granting of the Option or purchase of shares hereunder, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained.

            6. Discretion of the Company. Any decision made or action taken by the Company or by the Board of Directors of the Company or by any committee of the Board administering this Agreement (the "Committee") arising out of or in connection with the construction, administration, interpretation or effect of the Option or this Agreement shall be within the absolute discretion of the Company, the Board of Directors or the Committee, as the case may be, and shall be final, conclusive and binding upon all persons.

            7.    Inalienability of Benefits and Interest.   Except as expressly
provided herein, the Option and the rights and privileges conferred hereby shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void. No interest of the Optionee herein shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of the Optionee. If the Optionee shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the Option, then the Company in its discretion may hold the Option or any part hereof to or for the benefit of the Optionee, Optionee's spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Board may consider proper.

            8. Governing Law. All questions pertaining to the validity, construction, and effect of the Plan and any rules and regulations relating to the Plan, provisions of the Option and this Agreement shall be determined in accordance with the Code and the laws of the State of Delaware, other than the conflict of law provisions thereof.

            9. Change in Federal Income Tax Laws. In the event of changes in the Code, or the regulations, rulings or other interpretations thereof affecting the federal income tax consequences of the Option, the Committee shall have the power to take such action as it deems necessary or desirable to amend the Option for the purpose of permitting the Optionee to obtain favorable federal income tax treatment in connection with the Option or the disposition of shares obtained through the exercise of the Option.

            10. Notices. Any notice or communication required or permitted to be given under this Agreement shall be sent by certified mail, postage prepaid, to the following addresses (or to such other address as either party may designate from time to time by written notice to the other party):

            If to the Company, to:

                        Alamco, Inc.
                        200 West Main Street
                        P. O. Box 1740
                        Clarksburg, WV   26301-1740

            If to the Optionee, to the address appearing in the Company's records for such Optionee.

            11. Changes in Capitalization. If the Company shall at any time increase or decrease the number of outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, combination or other change in the recapitalization of the Company affecting the Common Stock, then the number of the shares of Common Stock subject to the Option shall be increased or decreased proportionately and a corresponding adjustment shall be made in the purchase price per share of Common Stock thereunder.

            12.   Change in Control.      Upon the occurrence of a Change in
Control (as hereinafter defined) of the Company, each Option then outstanding immediately prior to such Change in Control shall become immediately exercisable notwithstanding the requirements of Section 3(a) hereof. A "Change in Control" shall be deemed to have occurred if any of the events set forth below shall occur:

                  (a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial owner-ship (within the meaning of Rule 13d-3 promulgated under the Ex-change Act) of a number of the voting securities of the Company

            ("Company Voting Securities") in excess of 15% of the Company Voting Securities ; or

                  (b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i); or

                  (c) Approval by the stockholders of the Company of a reorga-nization, merger or consolidation, unless, following such reorgani-zation, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolida-tion in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such reorganization, merger of consolidation, as the case may be; or

                  (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of substantially all of the assets of the Company.

            13. Successors. The Option shall be binding upon and inure to the benefit of any successor or successors of the Company and any person who, upon the death of the Optionee, acquires any rights hereunder pursuant to the provisions of paragraph 3(b) above.

            IN WITNESS WHEREOF, the Company has caused the Option to be executed as of the date of grant first above written.

ATTEST:                                   ALAMCO, INC.



- ------------------------                  By:  --------------------------

DATE:                                     RECEIPT ACKNOWLEDGED:



- ------------------------                  ------------------------------
                                                  Optionee



                                   EXHIBIT "A"

                     TO NONQUALIFIED STOCK OPTION AGREEMENT

                          EXERCISE AND EXPIRATION DATES


     Number of               Date First                  Expiration
       Shares               Exercisable                     Date


      5,000               July 1, 1997                 June 30, 2006

      3,000               July 1, 1998                 June 30, 2006

      3,000               July 1, 1999                 June 30, 2006

      3,000               July 1, 2000                 June 30, 2006

      3,000               July 1, 2001                 June 30, 2006


                                   EXHIBIT "B"

                     TO NONQUALIFIED STOCK OPTION AGREEMENT

                    NOTIFICATION OF EXERCISE OF STOCK OPTION
- ------------------------------------------------------------------------------


To:  Alamco, Inc.
      200 West Main Street
      P. O. Box 1740
      Clarksburg, WV   26302-1740


            I hereby elect to exercise my stock option granted on --------------
- --------------------, at $ ----------- per share to the extent of --------------
shares of Common Stock.  Payment in the amount of $----------------- (Option
Price times the number of shares) is enclosed in the form of -------------.

            Please issue a stock certificate for the shares being purchased as follows:

            Name:  ------------------------------------------

            Address:  ---------------------------------------

            City:  --------------------------- State:  -------

            Zip:-----------

            Social Security Number:  -----------------------------

            Date:  --------------------



                                          -----------------------------
                                           (Printed name of Optionee)